UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 14, 2018, Jason Incorporated, a Wisconsin corporation (the “Borrower”) and an indirect subsidiary of Jason Industries, Inc. (the “Company”), together with certain other direct and indirect subsidiaries of the Company party thereto as guarantors, entered into a Third Amendment (the “Third Amendment”) to the First Lien Credit Agreement, dated as of June 30, 2014 (as amended through June 14, 2018, the “Credit Agreement”), by and among the Borrower, the direct and indirect subsidiaries of the Company party thereto as guarantors, the financial institutions party thereto as lenders, and The Bank of New York Mellon (as successor to Deutsche Bank AG New York Branch) as administrative agent. The Third Amendment, among other things:

a.
reduces the current aggregate amount of the revolving loan facility from $40,000,000 to $34,285,714.29 through the current maturity date of June 30, 2019 and provides for an extended revolving facility of $30,000,000 through June 30, 2020; and

b.	reduces the uncommitted incremental term loan facility available to the Borrower from $80,000,000 to $40,000,000.

A copy of the press release announcing the Third Amendment is attached hereto as Exhibit 99 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(a)    Not applicable
(b)     Not applicable
(c)     Not applicable
(d)     Exhibits. The exhibit listed in the exhibit index below is being filed herewith.
Exhibit No.    Description
99 Press Release dated June 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:	/s/ Chad M. Paris

Name:	Chad M. Paris

Title:	Senior Vice President and Chief Financial Officer

Date: June 18, 2018